EXHIBIT 21

W. R. GRACE & CO., a Delaware corporation

U.S. SUBSIDIARIES

SUBSIDIARY NAME	STATE OF INCORPORATION
Alltech Associates, Inc.	IL
Gloucester New Communities Company, Inc.	NJ
Grace Chemical Company of Cuba	IL
Grace Collections, Inc.	DE
Grace Energy Corporation	DE
Grace Management Services, Inc.	DE
Grace PAR Corporation	DE
Grace Technologies, Inc.	DE
Guanica-Caribe Land Development Corporation	DE
Kootenai Development Company	MT
W. R. Grace Capital Corporation	NY
W. R. Grace International LLC	DE
W. R. Grace & Co.-Conn.	CT
W. R. Grace Land Corporation	NY

EXHIBIT 21

NON-U.S. SUBSIDIARIES

COUNTRY/ SUBSIDIARY NAME
ABU DHABI FREE ZONE
Grace Refining Technologies Middle East Trading Ltd.
AUSTRALIA
Alltech Associates (Australia) Pty. Ltd.
BRAZIL
W. R. Grace Brasil Indústria e Comércio de Produtos Quimicos Ltda.
CANADA
GEC Divestment Corporation Ltd.
W. R. Grace Canada Corp.
CHINA – PEOPLE’S REPUBLIC OF
Grace Catalysts (Qingdao) Company Limited
Grace Trading (Shanghai) Co. Ltd.
CUBA
Envases Industriales y Comerciales, S.A.
Papelera Camagueyana, S.A.**
FRANCE
Alltech France S.A.R.L.
GERMANY
Alltech Grom GmbH
Grace Germany GmbH (fka Grace Energy GmbH)
Grace Europe Holding GmbH
Grace GmbH (fka Grace GmbH & Co. KG)
Grace GP GmbH
Grace Management GP GmbH
Grace Silica GmbH
Mertus 366. GmbH
HONG KONG
W. R. Grace Trading (Hong Kong) Limited
HUNGARY
Grace Értékesito Kft.
INDIA
Grace Davison Chemicals India Pvt. Ltd.
IRELAND
Grace European Finance (Dublin) Limited
ITALY
Alltech Italia S.R.L.
Grace Italy S.r.l.
JAPAN
W. R. Grace Japan K.K.
KOREA
W. R. Grace Korea Inc.

EXHIBIT 21

W. R. Grace Korea Limited
LUXEMBOURG
Grace Luxembourg S.à r.l.
MALAYSIA
W. R. Grace Specialty Chemicals (Malaysia) Sdn. Bhd.
MEXICO
Grace Holdings, S.A. de C.V.
NETHERLANDS
Alltech Applied Science B.V.
Denac Nederland B.V.
Grace Netherlands B.V.
OMAN
Grace Catalysts LLC
PHILIPPINES
Grace Global Operations Center (Philippines) Inc.
RUSSIA
Grace CIS LLC
SINGAPORE
Grace Products (Singapore) Private Limited
SOUTH AFRICA
Grace Products South Africa (Private) Limited
SPAIN
Grace Catalysts & Materials S.L.U.
SWEDEN
Grace Catalyst AB
THAILAND
W. R. Grace Trading (Thailand) Limited
TURKEY
Grace Turkey Kimyevi Madde Hizmetleri Anonim Şirketi (Grace Turkey Chemicals Services Inc.)
UNITED KINGDOM
Alltech Associates Applied Science Limited
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